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                                                                     Exhibit 1.2

                                PRICING AGREEMENT

DEUTSCHE BANK SECURITIES INC.
60 WALL STREET, 19TH FLOOR
NEW YORK, NEW YORK 10005

AND

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
250 VESEY STREET
NEW YORK, NY 10080

AS REPRESENTATIVES OF THE SEVERAL
  UNDERWRITERS NAMED IN SCHEDULE I HERETO

                                                                  April 27, 2004

Ladies and Gentlemen:

                  SLM Funding LLC, a Delaware limited liability company (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States of America ("SLMA"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 27, 2004 (the "Underwriting Agreement"), between the Company and SLMA, on the one hand, and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the Underwriters named therein, on the other hand, that the Company, (i) having caused the formation of the trust (the "Trust") pursuant to the Trust Agreement, dated as of April 22, 2004 (the "Initial Trust Agreement"), between the Company and Chase Manhattan Bank USA, National Association, as eligible lender trustee (the "Eligible Lender Trustee"), will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Eligible Lender Trustee and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of May 1, 2004 (the "Indenture"), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as trustee (the "Indenture Trustee").

                  Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation

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and warranty which refers to the Prospectus in Section 2 of the Underwriting
Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

                  During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLMA agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, or contract to sell or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

                  Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale

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of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

                  If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and SLMA. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and SLMA for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

                                              Very truly yours,

                                              SLM FUNDING LLC

                                              By: /s/ MARK L. HELEEN
                                                  Name: Mark L. Heleen
                                                  Title: Vice President

                                              STUDENT LOAN MARKETING ASSOCIATION

                                              By: /s/ MICHAEL E. SHEEHAN
                                                  Name: Michael E. Sheehan
                                                  Title: Vice President

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Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By: /s/ NITA SUE CHERRY
    Name: Nita Sue Cherry
    Title: Managing Director

By: /s/ PAUL VAMBUTAS
    Name: Paul Vambutas
    Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ GEOFFREY R. WITT
    Name: Geoffrey R. Witt
    Title: Authorized Signatory

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                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

    UNDERWRITER                           CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS B
Deutsche Bank Securities Inc.           $122,400,000   $150,400,000   $ 81,000,000   $136,278,600   $ 15,157,200

Merrill Lynch, Pierce, Fenner & Smith   $122,400,000   $150,400,000   $ 81,000,000   $136,278,600   $ 15,157,200
Incorporated

Banc of America Securities LLC          $122,400,000   $150,400,000   $ 81,000,000   $136,278,600   $ 15,157,200

Credit Suisse First Boston LLC          $122,400,000   $150,400,000   $ 81,000,000   $136,278,600   $ 15,157,200

Greenwich Capital Markets, Inc.         $122,400,000   $150,400,000   $ 81,000,000   $136,278,600   $ 15,157,200

TOTAL                                   $612,000,000   $752,000,000   $405,000,000   $681,393,000   $ 75,786,000
                                        ============   ============   ============   ============   ============

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                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

                  Floating Rate Class A-1 Student Loan-Backed Notes
                         (for purposes of this Schedule II, "Class A-1")
                  Floating Rate Class A-2 Student Loan-Backed Notes
                         (for purposes of this Schedule II, "Class A-2")
                  Floating Rate Class A-3 Student Loan-Backed Notes
                         (for purposes of this Schedule II, "Class A-3")
                  Floating Rate Class A-4 Student Loan-Backed Notes
                         (for purposes of this Schedule II, "Class A-4")
                  Floating Rate Class B Student Loan-Backed Notes
                         (for purposes of this Schedule II, "Class B")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

                  Class A-1: $612,000,000
                  Class A-2: $752,000,000
                  Class A-3: $405,000,000
                  Class A-4: $681,393,000
                  Class B:   $ 75,786,000

PRICE TO PUBLIC OF EACH CLASS:

                  Class A-1: 100.00%
                  Class A-2: 100.00%
                  Class A-3: 100.00%
                  Class A-4: 100.00%
                  Class B:   100.00%

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

                  Class A-1: 99.875%
                  Class A-2: 99.820%
                  Class A-3: 99.800%
                  Class A-4: 99.780%
                  Class B:   99.710%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:                    Same Day Funds

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INDENTURE: Indenture, dated as of May 1, 2004, among Deutsche Bank Trust Company
Americas, as Indenture Trustee, the SLM Student Loan Trust 2004-4, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

MATURITY:

                  Class A-1: April 2009 Distribution Date
                  Class A-2: April 2012 Distribution Date
                  Class A-3: October 2013 Distribution Date
                  Class A-4: January 2019 Distribution Date
                  Class B:   January 2025 Distribution Date

INTEREST RATE:

                  Class A-1: interpolated 2-month/3-month LIBOR* minus 0.01% Class A-2: interpolated 2-month/3-month LIBOR* plus 0.02% Class A-3: interpolated 2-month/3-month LIBOR* plus 0.09% Class A-4: interpolated 2-month/3-month LIBOR* plus 0.13%
                  Class B:   interpolated 2-month/3-month LIBOR* plus 0.38%

---------------------
         * As to initial Accrual Period; thereafter, Three-month LIBOR.

FORM OF DESIGNATED SECURITIES: Book-Entry (DTC)

TIME OF DELIVERY:.May 5, 2004

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         Student Loan Marketing Association
         11600 Sallie Mae Drive
         Reston, VA  20193

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NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:    Deutsche Bank Securities Inc.

         Address for Notices, etc.: Deutsche Bank Securities Inc.

                                    60 Wall Street, 19th Floor
                                    New York, NY 10005
                                    Facsimile: (212) 797-5152
                                    Attn: Nita Cherry

     Designated Representatives:    Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated

         Address for Notices, etc.: Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated

                                    250 Vesey Street
                                    New York, NY 10080

                                    Facsimile: (212) 449-9015
                                    Attn: Geoffrey R. Witt

     MODIFICATIONS TO THE UNDERWRITING AGREEMENT (SOLELY FOR THE PURPOSES OF THIS PRICING AGREEMENT):

     1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

                  In addition, the Trust will enter into an interest rate cap agreement (the "Interest Rate Cap Agreement") with Merrill Lynch Capital Services, Inc.

     2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

                  (n) The Interest Rate Cap Agreement shall have been entered into by the Trust and SLMA, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder at or before the Time of Delivery.

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